Exhibit 99.1

Filed by Thermage, Inc. Pursuant to Rule 425
Under the Securities Act of 1933 and
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Thermage, Inc.
Commission File No.: 001-33123

Investor Contact: EVC Group, Inc. Douglas Sherk/Jenifer Kirtland 415-896-6820

Media Contact:
EVC Group, Inc.
Steve DiMattia
646-201-5445

Thermage and Reliant Technologies to Join Forces

Transaction Valued at Approximately $95 Million

Combines Two of the Most Recognized Brands in Aesthetics

Acquisition Expected to be Accretive to Thermage 2009 EPS

Conference Call Scheduled for Today at 11:00 a.m. Eastern Time

Hayward and Mountain View, Calif., July 7, 2008—Thermage, Inc. (NASDAQ: THRM), a leader in non-invasive tissue tightening, and Reliant Technologies Inc., a privately held leader in skin resurfacing and rejuvenation through its FraxelTM line of products, announced today that they have entered into a definitive merger agreement under which Thermage will acquire Reliant in a stock and cash transaction valued at approximately $95 million, based upon the closing price of Thermage common stock on July 3, 2008. The proposed transaction would combine market leaders in skin tightening and skin resurfacing, the two fastest growing segments of the industry. Thermage and Reliant generated nearly $137 million in revenue on a combined basis for the 12 months ended March 31, 2008. The transaction is expected to create cross selling opportunities in the domestic and international markets. The combined company will have a broad global footprint, will address a wider range of skin conditions and continue to maintain a high consumable component in the revenue mix. Annualized cost savings resulting from the combination are expected to be approximately $14 million and the transaction is expected to be accretive to current consensus analysts’ estimates for 2009 of $0.26 per diluted share. In addition, Thermage today reported that second quarter revenue is expected to be between $17.7 and $17.9 million.

The Boards of Directors for both companies have approved the proposed transaction, which is subject to customary closing conditions, including approval by the stockholders of Thermage. The stockholders of Reliant have already approved the transaction by written consent. Certain Thermage stockholders, holding more than 33% of the outstanding shares of Thermage have agreed to vote in favor of the transaction. The proposed transaction is currently expected to close during the fourth quarter of 2008.

“This proposed transaction combines two of the most dynamic companies in our industry and creates a strong growth vehicle for our shareholders, customers and employees,” said Stephen J. Fanning, Chairman of the Board, President and CEO of Thermage. “Thermage and Reliant Technologies each have highly recognized and valued brand names in our industry. By combining our companies, we will be extremely well positioned to develop significant cross-selling opportunities as well as benefit from two business models that have significant consumable revenue. As a result, we expect the combination of the two companies to be accretive to our existing shareholders.”

“This proposed combination brings together two companies with premier technologies and market positions in their respective fields and creates a company with significantly more potential than either company can realize on its own,” said Eric Stang, President and CEO of Reliant Technologies. “Through this combination, Thermage and Reliant Technologies are leading the way toward industry consolidation and establishing a stronger company capable of continued industry leadership.”

Reliant Technologies generated approximately $72.5 million in revenue during the 12 months ended March 31, 2008, a 14% increase over the revenue generated during the comparable 12 months ended March 31, 2007. Approximately 20% of its last 12 month revenue was generated from sales of Reliant’s disposable tips. Approximately 71% of Thermage’s revenue during the 12 months ended March 31, 2008 was from sales of its disposable tips and other consumables. On a combined basis, Thermage and Reliant generated approximately 44% of their total revenue from consumables during the 12 months ended March 31, 2008.

“Combining with another market leader, a pioneer in the space of fractional skin resurfacing, improves our ability to leverage our current call point,” Mr. Fanning added. “Our products are complimentary and are often used together. The combination of our technologies offers patients and physicians a more complete anti-aging solution. In addition to leveraging our current call point, the combination provides compelling opportunities to leverage our marketing resources targeting both physicians and consumers. We will have one of the largest U.S. sales forces in the industry and an extensive international distribution network. Our combined distribution strength will provide us with the ability to place systems with new customers, as well as drive sales of treatment tips to a worldwide installed base of more than 4,000 systems.”

Transaction Terms

Under the terms of the definitive agreement, Thermage will acquire Reliant Technologies for approximately $25 million in cash and 23.6 million shares of Thermage common stock, subject to post closing adjustments. In addition, Thermage will assume up to $7.0 million of net debt. Also, Thermage has agreed to provide bridge financing to Reliant in the amount of $5.0 million.

Once the transaction closes, the combined Thermage, Inc. will be lead by Stephen J. Fanning who will serve as Chairman, President and CEO. Jack Glenn, currently Chief Financial Officer of Thermage, will serve as the CFO of the combined company. Len DeBenedictis, Ph.D., currently EVP and Chief Technology Officer (CTO) of Reliant Technologies, will serve as CTO of the combined company. Clint Carnell, currently Chief Operating Officer (COO) of Thermage will serve as COO of the combined company. The Board of Directors of the combined company will be comprised of the six current Thermage directors plus three directors selected by Reliant Technologies’ current Board of Directors. The combined companies will operate as Thermage, Inc. and will be headquartered in Hayward, California. Thermage, Inc. expects to record various charges, including in process R&D, transaction expenses and other costs related to the transaction in the quarter in which the transaction closes.

Conference Call

A conference call will be held on Monday, July 7, 2008 at 11:00 a.m. Eastern Time to discuss the proposed acquisition. Stephen J. Fanning, Chairman, President and CEO of Thermage, will host the call.

To participate in the live call by telephone, please dial (866) 249-5225 from the U.S. or (303) 262-2006 from outside the U.S. Please use conference ID number 11117004#. Participants are asked to call the above numbers approximately 5-10 minutes prior to the start time. Additionally, the call will be broadcast live and can be accessed on the Thermage website. A telephone replay of the call will be available from July 7 to July 14 at 800-405-2236 or 303-590-3000 for international calls; Conference ID: 11117004#.

About Thermage, Inc.

Thermage’s innovative technology provides a unique non-invasive procedure designed to tighten and contour skin, significantly expanding the non-invasive aesthetic applications physicians can offer to the rapidly growing “anti-aging” market. For more information about Thermage, call 1-510-259-7117 or log on to www.thermage.com.

About Reliant Technologies Inc.

Reliant Technologies develops clinical solutions to repair and restore aging and environmentally damaged skin. Reliant is dedicated to providing the most advanced research, engineering and products to the global aesthetic marketplace. The Company’s laser device is used primarily by aesthetic physicians to treat acne scars, melasma, periorbital wrinkles, pigmented lesions, surgical scars and photo-damaged skin of the face and body. Reliant pioneered the development of fractional laser resurfacing which relies on novel high speed scanning systems and the Intelligent Optical Tracking® system to produce safe and effective results with minimal recovery time. Reliant is headquartered in Mountain View, California. For more information and physician referrals, visit www.fraxel.com.

The Fraxel laser family has quickly become the industry standard for aesthetic laser skin treatment. Because of its gentle, non-invasive approach to skin resurfacing, Fraxel lasers are safe and effective in treating all skin types and all areas of the face and body. The Fraxel laser has received clearance from the US Food and Drug Administration (FDA) for treatment of pigmented lesions, melasma, periorbital wrinkles, acne scars, surgical scars, skin resurfacing and soft tissue coagulation.

Safe Harbor

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding potential transaction timing, projected financial results, and anticipated cost savings, synergies and other opportunities. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from the statements contained herein, including the risks that the transaction is delayed or ultimately not consummated, and that the anticipated financial and operating benefits of the transaction are not realized, among other risks. Further information on potential risk factors that could affect Thermage’s business are detailed in the Company’s Form 10-Q for the quarter ended March 31, 2008, and additional risk factors relating to the proposed transaction discussed in this press release will be presented in future public filings. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Thermage undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information and Where You Can Find It

This communication may be deemed solicitation material in respect of the proposed transaction between Thermage and Reliant. In connection with the transaction, Thermage will file a registration statement on Form S-4 with the SEC containing a proxy statement/prospectus. The proxy statement/prospectus will be mailed to the stockholders of Thermage. Investors and security holders of Thermage are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Thermage and the proposed transaction. The proxy statement/prospectus (when it becomes available), and any other documents filed by

Thermage with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Thermage by contacting Thermage Investor Relations by e-mail at IR@thermage.com or by telephone at (510) 259-7117. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Thermage and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of Thermage and their respective interests in the proposed transaction will be available in the proxy statement/prospectus.